FIRST AMENDMENT TO CREDIT AGREEMENT

This FIRST AMENDMENT TO CREDIT AGREEMENT (the “Amendment”) is dated effective as of the 30th day of December, 2016 (the “Effective Date”), by and between TARSIER LTD, a corporation incorporated under the laws of the State of Delaware (the “Borrower”), TARSIER SYSTEMS LTD., a corporation incorporated under the laws of the State of New York (the “Corporate Guarantor”) (the Borrower and the Corporate Guarantor hereinafter sometimes collectively referred to as the “Credit Parties”) and TCA GLOBAL CREDIT MASTER FUND, LP, a Cayman Islands limited partnership (the “Lender”).

RECITALS

WHEREAS, the Credit Parties and the Lender executed that certain Senior Secured Revolving Credit Facility Agreement dated effective as of January 29, 2016 (as amended, supplemented, renewed, or modified from time to time, the “Credit Agreement”); and

WHEREAS, pursuant to the Credit Agreement, the Borrower executed and delivered to Lender that certain Revolving Note dated effective as of January 29, 2016, evidencing an initial Revolving Loan under the Credit Agreement in the amount of Five Million Dollars ($5,000,000) (such Revolving Note, together with any amendments, renewals, substitutions, replacements, or modifications from time to time, collectively referred to as the “Revolving Note”); and

WHEREAS, in connection with the Credit Agreement and the Revolving Note, the Borrower executed and delivered to the Lender various ancillary documents referred to in the Credit Agreement as the “Loan Documents”; and

WHEREAS, the Borrower’s obligations under the Credit Agreement and the Revolving Note are secured by the following, all of which are included within the Loan Documents: (i) the Security Agreements; (ii) the Guarantee Agreement; (iii) the Pledge Agreement; (iv) the Validity Certificate; and (v) UCC-1 Financing Statements naming the Borrower and the Corporate Guarantor, as debtors, and Lender, as secured party (the “UCC-1’s”), among other Loan Documents; and

WHEREAS, in accordance with Section 14.25 of the Credit Agreement, the Withheld Amount of Four Million Six Hundred Thousand Dollars ($4,600,000) of the initial Revolving Loan was withheld and retained by Lender for funding future Acquisitions, all in accordance with the Credit Agreement; and

WHEREAS, the Credit Parties desire to undertake an Acquisition of “NY Bulbs” (as hereinafter defined), and in that regard, have requested that Lender fund and release One Million Two Hundred Thousand Dollars ($1,200,000) (the “Additional Advance”) from the Withheld Amount to fund such Acquisition, and Lender is amenable to making the Additional Advance for such purpose, all in accordance with the terms of this Amendment;

NOW, THEREFORE, in consideration of the premises and the mutual covenants of the parties hereinafter expressed and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto, each intending to be legally bound, agree as follows:

1.            Recitals. The recitations set forth in the preamble of this Amendment are true and correct and incorporated herein by this reference.

2.            Capitalized Terms. All capitalized terms used in this Amendment shall have the same meaning ascribed to them in the Credit Agreement, except as otherwise specifically set forth herein. In addition, the other definitional and interpretation provisions of Sections 1.2, 1.3 and 1.4 of the Credit Agreement shall be deemed to apply to all terms and provisions of this Amendment, unless the express context otherwise requires.

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3.            Conflicts. In the event of any conflict or ambiguity by and between the terms and provisions of this Amendment and the terms and provisions of the Credit Agreement, the terms and provisions of this Amendment shall control, but only to the extent of any such conflict or ambiguity.

4.            Funding of Withheld Amount. The Credit Parties have requested the Additional Advance in the amount of One Million Two Hundred Thousand Dollars ($1,200,000), which Lender hereby agrees to make for the purpose of completing the Acquisition of NY Bulbs, all subject to the terms and conditions of this Amendment. Upon funding of the Additional Advance, the Additional Advance shall be deemed a Revolving Loan under the Credit Agreement and evidenced by the Revolving Note, and such Additional Advance, together with all other Obligations, shall be and remain secured by the Security Agreements, the Guarantee Agreement, the Pledge Agreement, the Validity Certificate, the UCC-1’s, and all other Loan Documents, as applicable, and which Obligations shall be and remain due and payable in accordance with the terms of the Credit Agreement, as amended hereby, and the Revolving Note.

5.            Funding for Acquisition.

(a)           The funding of the Additional Advance shall be subject to the simultaneous closing of that certain transaction between Borrower, as buyer, and Randall D. Satin and Lawrence Merson (collectively, the “NY Bulbs Shareholders”), as sellers, pursuant to which the Borrower shall purchase 100% of the issued and outstanding capital stock of 1-800 NY BULBS LIMITED, a New York corporation (“NY Bulbs”), which issued and outstanding capital stock is owned by the NY Bulbs Shareholders (such purchase transaction sometimes hereinafter referred to as the “NY Bulbs Acquisition”). In order to satisfy the foregoing condition of simultaneous closing, the Credit Parties shall cooperate with the Lender in all respects to close the transactions contemplated by this Amendment in accordance with the terms and provisions of this Section 5.

(b)          On the Effective Date (and subject to all other conditions in this Amendment), the Lender shall fund the Additional Advance hereunder, which amount shall be paid and disbursed as follows: (i) all fees, costs and other charges payable by the Credit Parties in connection with this Amendment shall be withheld from the Additional Advance hereunder on the Effective Date and paid to the applicable parties entitled to such fees in accordance with the Loan Settlement Statement and Joint Disbursement Instructions executed by the Borrower in connection with the closing of the Additional Advance; (ii) $695,000 shall be paid and disbursed to the NY Bulbs Shareholders in connection with the NY Bulbs Acquisition (subject to Lender’s receipt of the documentation required hereunder with respect to the NY Bulbs Acquisition); (iii) up to $100,000 shall be paid to Chase bank to pay off an existing credit facility obligation of NY Bulbs (with any portion of said $100,000 not used to pay off Chase to be disbursed to the Borrower); (iv) up to $106,000 shall be paid to Robert Klein to pay off an existing obligation of NY Bulbs (with any portion of said $106,000 not used to pay off Mr. Klein to be disbursed to the Borrower); and (v) the remaining amount shall be paid and disbursed in accordance with the Loan Settlement Statement and Joint Disbursement Instructions executed by the Borrower in connection with the funding of the Additional Advance.

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(c)           In order to insure the simultaneous closing of the NY Bulbs Acquisition and the funding of the Additional Advance, the NY Bulbs Acquisition and the Additional Advance shall be closed simultaneously by and through David Kahan, P.A., Lender’s counsel (“DKPA”). On the Effective Date, all of the documents required to be executed by NY Bulbs (post-Acquisition, as a wholly owned Subsidiary of Borrower) in accordance with Section 3.21 of the Credit Agreement shall be provided to Borrower. When the Acquisition is “Ready to Close” (as hereinafter defined), the Borrower and the NY Bulbs Shareholders shall deliver to DKPA, as applicable, under cover of a closing escrow letter acceptable to DKPA: (i) all original documents necessary or required to fully and effectively close the NY Bulbs Acquisition, including a subordination agreement in form and substance acceptable to Lender executed by the NY Bulbs Shareholders; (ii) all documents and other items required to be executed, completed and delivered by NY Bulbs in accordance with Section 3.21 of the Credit Agreement, so executed and completed by an authorized officer of NY Bulbs (post-Acquisition), in accordance with the Lender’s closing instructions to the Credit Parties; and (iii) a closing certification signed by Borrower and the NY Bulbs Shareholders in substance and form acceptable to Lender and DKPA, confirming that the NY Bulbs Acquisition is Ready to Close. Although the NY Bulbs Acquisition and the transactions contemplated by this Amendment are to be closed simultaneously as contemplated by this Section 5, for purposes of this Amendment, the Acquisition shall be deemed closed immediately prior to the closing of the transactions contemplated by this Amendment, such that at the time of the closing of the transactions contemplated hereby, and funding of the Additional Advance, NY Bulbs shall be deemed already acquired by the Borrower, deemed a wholly-owned Subsidiary of the Borrower, and deemed a Corporate Guarantor and Credit Party hereunder.

(d)          For purposes of this Section 5, the term “Ready to Close” shall mean, with respect to the NY Bulbs Acquisition, that all documents relating to the NY Bulbs Acquisition have been fully and finally executed and delivered by all applicable parties thereto to DKPA, and all other terms and conditions of any nature or kind to closing on the NY Bulbs Acquisition have been fully satisfied and performed, other than payment of the cash portion of the purchase price for such Acquisition to the NY Bulbs Shareholders.

6.           Representations and Warranties. The Credit Parties hereby confirm and affirm that all representations and warranties made by the Credit Parties under the Credit Agreement and all other Loan Documents (specifically including under Section 7 of the Credit Agreement) are true, correct and complete in all material respects as of the date of the Credit Agreement, and hereby confirm and affirm that all such representations and warranties remain true, correct and complete in all material respects as of the date of this Amendment, and by this reference, the Credit Parties do hereby re-make each and every one of such representations and warranties herein as of the date of this Amendment, as if each and every one of such representations and warranties was set forth and re-made in its entirety in this Amendment by the Credit Parties, as same may be qualified by revised disclosure schedules attached to this Amendment, if any (if no revised disclosures are attached to this Amendment, then no such revised disclosure schedules shall be deemed to exist or to qualify any of the representations and warranties hereby re-made).

7.           Affirmation. The Credit Parties hereby affirm all of their Obligations to the Lender under all of the Loan Documents and agree and affirm as follows: (i) that as of the date hereof, the Credit Parties have performed, satisfied and complied in all material respects with all the covenants, agreements and conditions under each of the Loan Documents to be performed, satisfied or complied with by the Credit Parties; (ii) that the Credit Parties shall continue to perform each and every covenant, agreement and condition set forth in each of the Loan Documents and this Amendment, and continue to be bound by each and all of the terms and provisions thereof and hereof; (iii) that as of the date hereof, no default or Event of Default has occurred or is continuing under the Credit Agreement or any other Loan Documents, and no event has occurred that, with the passage of time, the giving of notice, or both, would constitute a default or an Event of Default under the Credit Agreement or any other Loan Documents; and (iv) that as of the date hereof, no event, fact, or other set of circumstances has occurred which could reasonably be expected to have, cause, or result in a Material Adverse Effect.

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8.           Ratification. The Credit Parties hereby acknowledge, represent, warrant and confirm to Lender that: (i) each of the Loan Documents executed by the Credit Parties are valid and binding obligations of the Credit Parties, enforceable against the Credit Parties in accordance with their respective terms; (ii) the Revolving Note, and all other Obligations of the Credit Parties under the Revolving Note, the Credit Agreement, all other Loan Documents and this Amendment, shall be and continue to be and remain secured by and under the Loan Documents, including the Security Agreements, the Guaranty Agreement, the Pledge Agreements, the Validity Certificate, and the UCC-1’s; and (iii) no oral representations, statements, or inducements have been made by Lender, or any agent or representative of Lender, with respect to the Credit Agreement, this Amendment or any other Loan Documents.

9.          Additional Confirmations. The Credit Parties hereby represent, warrant and covenant as follows: (i) that the Lender’s Liens and security interests in all of the “Collateral” (as such term is defined in the Credit Agreement), are and remain valid, perfected, first-priority Liens and security interests in such Collateral, and the Credit Parties have not granted any other Liens or security interests of any nature or kind in favor of any other Person affecting any of such Collateral.

10.           Lender’s Conduct. As of the date of this Amendment, the Credit Parties hereby acknowledge and admit that: (i) the Lender has acted in good faith and has fulfilled and fully performed all of its obligations under or in connection with the Credit Agreement or any other Loan Documents; and (ii) that there are no other promises, obligations, understandings or agreements with respect to the Credit Agreement or the Loan Documents, except as expressly set forth herein, or in the Credit Agreement and other Loan Documents.

11.           Redefined Terms. The term “Loan Documents,” as defined in the Credit Agreement and as used in this Amendment, shall be deemed to refer to and include this Amendment, and all other documents or instruments executed in connection with this Amendment and the Acquisition. The term “Financial Statements,” as defined in the Credit Agreement, shall be deemed to refer to and include any financial statements provided by Credit Parties to Lender (or otherwise filed by the Credit Parties with the SEC or any Principal Trading Market) since the effective date of the Credit Agreement.

12.            Representations and Warranties of the Credit Parties. The Credit Parties hereby make the following representations and warranties to the Lender:

(a)       Authority and Approval of Agreement; Binding Effect. The execution and delivery by the Credit Parties of this Amendment, and all other documents executed and delivered in connection herewith, and the performance by Credit Parties of all of their Obligations hereunder and thereunder, have been duly and validly authorized and approved by each of the Credit Parties and their respective board of directors pursuant to all applicable laws, and no other corporate action or consent on the part of the Credit Parties, their respective board of directors, stockholders or any other Person is necessary or required by the Credit Parties to execute this Amendment, and the documents executed and delivered in connection herewith and therewith, to consummate the transactions contemplated herein and therein, or perform all of the Credit Parties’ Obligations hereunder and thereunder. This Amendment and each of the documents executed and delivered in connection herewith and therewith have been duly and validly executed by the Credit Parties (and the officer executing this Amendment and all such other documents for each Credit Party is duly authorized to act and execute same on behalf of such Credit Party) and constitute the valid and legally binding agreements of the Credit Parties, enforceable against the Credit Parties in accordance with their respective terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies.

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13.           Indemnification. Each of the Credit Parties, jointly and severally, hereby indemnifies and holds the Lender Indemnitees, their successors and assigns, and each of them, harmless from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, expenses and distributions of any kind or nature, payable by any of the Lender Indemnitees to any Person, including reasonable attorneys’ and paralegals’ fees and expenses, court costs, settlement amounts, costs of investigation and interest thereon from the time such amounts are due at the highest non-usurious rate of interest permitted by applicable law (collectively, the “Claims”), through all negotiations, mediations, arbitrations, trial and appellate levels, as a result of, or arising out of, or relating to any matters relating to this Amendment, the Credit Agreement or any other Loan Documents, including the assertion of a claim or ruling by a Governmental Authority that documentary stamp tax, intangible tax or any penalties or interest associated therewith must be paid by reason of the execution and delivery of the Credit Agreement of any of the other Loan Documents. The foregoing indemnification obligations shall survive the termination of the Credit Agreement or any of the Loan Documents and repayment of the Obligations.

14.           Waiver and Release. Each of the Credit Parties hereby represents and warrants to Lender that none of them have any defenses, setoffs, claims, counterclaims, cross-actions, equities, or any other Claims in favor of the Credit Parties, to or against the enforcement of any of the Loan Documents, and to the extent any of the Credit Parties have any such defenses, setoffs, claims, counterclaims, cross-actions, equities, or other Claims against Lender and/or against the enforceability of any of the Loan Documents, the Credit Parties each acknowledge and agree that same are hereby fully and unconditionally waived by the Credit Parties. In addition to the foregoing full and unconditional waiver, each of the Credit Parties does hereby release, waive, discharge, covenant not to sue, acquit, satisfy and forever discharges each of the Lender Indemnitees and their respective successors and assigns, from any and all Claims whatsoever, in law or in equity, whether known or unknown, whether suspected or unsuspected, whether fixed or contingent, which the Credit Parties ever had, now have, or which any successor or assign of the Credit Parties hereafter can, shall, or may have against any of the Lender Indemnitees or their successors and assigns, for, upon or by reason of any matter, cause or thing whatsoever, from the beginning of the world through and including the date hereof, including, without limitation, any matter, cause, or thing related to the Credit Agreement, this Amendment, or any other Loan Documents (collectively, the “Released Claims”). Without in any manner limiting the generality of the foregoing waiver and release, Credit Parties hereby agree and acknowledge that the Released Claims specifically include: (i) any and all Claims regarding or relating to the enforceability of the Loan Documents as against any of the Credit Parties; (ii) any and all Claims regarding, relating to, or otherwise challenging the governing law provisions of the Loan Documents; (iii) any and all Claims regarding or relating to the amount of principal, interest, fees or other Obligations due from any of the Credit Parties to the Lender under any of the Loan Documents; (iv) any and all Claims regarding or relating to Lender’s conduct or Lender’s failure to perform any of Lender’s covenants or obligations under any of the Loan Documents; (v) any and all Claims regarding or relating to any delivery or failure to deliver any notices by Lender to Credit Parties; (vi) any and all Claims regarding or relating to any failure by Lender to fund any advances or other amounts under any of the Loan Documents; (vii) any and all Claims regarding or relating to any advisory services (or the lack thereof) provided by Lender to any of the Credit Parties for which any advisory fees may be due and owing and included within the Obligations; and (viii) any and all Claims based on grounds of public policy, unconscionability, or implied covenants of fair dealing and good faith. The Credit Parties further expressly agree that the foregoing release and waiver agreement is intended to be as broad and inclusive as permitted by the laws governing the Loan Documents, and the Released Claims include all Claims that the Credit Parties do not know or suspect to exist, whether through ignorance, oversight, error, negligence, or otherwise, and which, if known, would materially affect their decision to enter into this Amendment. The foregoing waiver and release agreements by the Credit Parties are a material inducement for Lender to enter into this Amendment. In addition, each of the Credit Parties agrees and acknowledges that it has had an opportunity to negotiate the terms and provisions of this Amendment, including the foregoing waiver and release agreements, with and through their own competent counsel, and that each of the Credit Parties have sufficient leverage and economic bargaining power, and have used such leverage and economic bargaining power, to fairly and fully negotiate this Amendment, including the waiver and release agreements herein, in a manner that is acceptable to the Credit Parties. The foregoing waiver and release agreements shall survive the termination of the Credit Agreement or any of the Loan Documents, and repayment of the Obligations.

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15.            Effect on Agreement and Loan Documents. Except as expressly amended by this Amendment, all of the terms and provisions of the Credit Agreement and the Loan Documents shall remain and continue in full force and effect after the execution of this Amendment, are hereby ratified and confirmed, and incorporated herein by this reference.

16.            No Waiver. Neither this Amendment, nor shall Lender’s agreement to make the Additional Advance, be deemed or construed in any manner as a waiver by the Lender of any claims, Proceedings, defaults, Events of Default, breaches or misrepresentations by the Credit Parties under the Credit Agreement, any other Loan Documents, or any of Lender’s rights or remedies in connection therewith.

17.            Execution. This Amendment may be executed in one or more counterparts, all of which taken together shall be deemed and considered one and the same Amendment. In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format file or other similar format file, such signature shall be deemed an original for all purposes and shall create a valid and binding obligation of the party executing same with the same force and effect as if such facsimile or “.pdf” signature page was an original thereof.

18.            Fees and Expenses.

(a)          Due Diligence Fees. The Credit Parties agree to pay to the Lender a due diligence fee equal to Five Thousand Dollars ($5,000.00), all of which shall be due and payable by the Credit Parties upon execution of this Amendment and withheld from the proceeds of the Additional Advance made hereby.

(b)         Asset Monitoring Fee. The Credit Parties agree to pay to the Lender an asset monitoring fee equal to Two Thousand Dollars ($2,000.00), all of which shall be due and payable by the Credit Parties upon execution of this Amendment and withheld from the proceeds of the Additional Advance made hereby.

(c)          Document Review and Legal Fees. The Credit Parties agree to pay to the Lender or its counsel a document review and legal fee equal to Twelve Thousand Five Hundred Dollars ($12,500.00) for the preparation, negotiation, and execution of this Amendment and all other documents in connection herewith, all of which shall be due and payable by the Credit Parties upon execution of this Amendment and withheld from the proceeds of the Additional Advance made hereby.

(d)         Transaction Fees. The Credit Parties agrees to pay to Lender a transaction advisory fee equal to two percent (2%) of the amount of the Additional Advance made hereby, which fee shall be due and payable by the Credit Parties upon execution of this Amendment and withheld from the proceeds of the Additional Advance made hereby.

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19.           Additional Agreements.

(a)       Reconfirmation of Lock Box Deposits. Credit Parties hereby re-confirm their obligation to insure that all Receipts, and all other checks, drafts, instruments and other items of payment or proceeds of Collateral at any time received, due, owing, payable, or paid to Credit Parties from a Customer or otherwise, shall be deposited directly into the Lock Box Account, and in that regard, Credit Parties hereby re-confirm that they have, prior to the date hereof, affirmatively directed and instructed all of their Customers to make and re-direct all payments and remittances otherwise due to the Credit Parties directly to the Lock Box Account. To the extent Credit Parties at any time receive any Receipts or other checks, drafts, instruments and other items of payment or proceeds of Collateral to any of its accounts (and not the Lock Box Account), then Credit Parties shall notify Lender of the receipt of such Receipts or other sums within twenty-four (24) hours of receipt of same, and immediately upon receipt thereof, remit or endorse same to Lender into the Lock Box Account; provided, however, that any such re-direction shall not diminish or abrogate Credit Parties’ obligation to direct, instruct and require all Customers and other Persons to make all payments and remittances otherwise due to the Credit Parties directly to the Lock Box Account.

(b)       Reduction of Reserve Amount. So long as no Event of Default exists under the Credit Agreement or any other Loan Documents, and provided no event has occurred that, with the passage of time, or the giving of notice, or both, would constitute an Event of Default under the Credit Agreement or any other Loan Documents, then Lender agrees that the Reserve Amount under the Credit Agreement shall be reduced to ten percent (10%) of: (i) the then applicable Revolving Loan Commitment; less (ii) any portion of the Withheld Amount not yet disbursed to Borrower.

(c)       Extended Maturity Date. The Borrower and Lender hereby agree and acknowledge that the Revolving Loan Maturity Date has been extended to the earlier of: (i) August 30, 2018; (ii) upon prepayment of the Revolving Note and all other Obligations by Borrower; or (iii) the occurrence of an Event of Default and acceleration of the Revolving Note and all other Obligations pursuant to the Credit Agreement and other Loan Documents.

(d)       Over-Advance. Provided no Event of Default exists under the Credit Agreement or any other Loan Documents, and provided no event has occurred that, with the passage of time, or the giving of notice, or both, would constitute an Event of Default under the Credit Agreement or any other Loan Documents, then Lender hereby agrees that it shall not declare an Over-advance under the Credit Agreement for a period of ninety (90) days after the Effective Date of this Amendment.

(e)       Advisory Fees. The Advisory Fee under the Credit Agreement is hereby increased to Six Million and No/100 United States Dollars (US$6,000,000.00), which Advisory Fee shall be paid in the manner set forth in the Credit Agreement.

[Signatures on the following page]

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IN WITNESS WHEREOF, the parties hereto have duly executed this Amendment as of the day and year first above written.

CREDIT PARTIES:

TARSIER LTD., a Delaware corporation

By:	/s/ Isaac H. Sutton
Name:	Isaac H. Sutton
Title:	Chief Executive Officer

TARSIER SYSTEMS, LTD., a New York corporation

By:	/s/ Isaac H. Sutton
Name:	Isaac H. Sutton
Title:	Chief Executive Officer

LENDER:

TCA GLOBAL CREDIT MASTER FUND, LP

By:	TCA Global Credit Fund GP, Ltd.
Its:	General Partner

By:	/s/ Robert Press
Robert Press, Director

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